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                                                                    Exhibit 99.5
                               AMF BOWLING, INC.


To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We are sending you this letter in connection with our offering to our stockholders of transferable rights to purchase our common stock. We have described the rights and the rights offering in the enclosed prospectus and evidenced the rights by a rights certificate registered in your name or the name of your nominee.

     The completion of the rights offering is conditioned upon (i) at least
90% of the rights being exercised and (ii) consummation of the tender offer for the Zero Coupon Convertible Debentures of AMF Bowling, Inc.

     We are asking you to contact your clients for whom you hold our common stock registered in your name or in the name of your nominee to obtain instructions with respect to the rights. We have enclosed several copies of the following documents for you to use:

1.   The Prospectus;
2. The "Instructions for Use of AMF Bowling, Inc. Rights Certificates" (including Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9);
3. A form letter which may be sent to your clients for whose accounts you hold Common Stock registered in your name or the name of your nominee;
4. A Beneficial Owner Election Form, on which you may obtain your clients' instructions with regard to the Rights;
5.   A Nominee Holder Certification Form;
6. A Notice of Guaranteed Delivery for Rights Certificates issued by AMF Bowling, Inc.;
7.   A DTC Participant Over-Subscription Exercise Form; and
8.   A return envelope addressed to                     , the Subscription
                                    --------------------
     Agent.

     We request that you act promptly. You may obtain additional copies of the enclosed materials and may request assistance or information from the Information Agent, ______________. Their toll-free telephone number is (800) __________. Banks and brokerage firms, please call (800) __________.

                                    Very truly yours,


                                    AMF BOWLING, INC.

YOU ARE NOT AN AGENT OF [NAME OF SUBSCRIPTION AGENT], NOR OF ANY OTHER PERSON (INCLUDING AMF BOWLING, INC.) WHO IS DEEMED TO BE MAKING OR WHO IS MAKING OFFERS OF OUR COMMON STOCK IN THE RIGHTS OFFERING, AND YOU ARE NOT AUTHORIZED TO MAKE ANY STATEMENTS ON THEIR OR OUR BEHALF, EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.